UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 5, 2006

ACRO INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50482
(Commission File Number)

98-0377767
(IRS Employer Identification No.)

18 Halevna Street, Timrat, Israel 23840
(Address of principal executive offices and Zip Code)

011 972 4 604 0483
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01 Regulation FD Disclosure

On June 5, 2006, we announced the appointment of Dr. Richard Lerner to our advisory board. Dr. Lerner is an American research chemist and is currently President and Chief Executive Officer of The Scripps Research Institute. A copy of the news release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements And Exhibits

99.1	News release dated June 5, 2006.

99.2	Advisory Board Agreement between Acro Inc. and Professor Richard Lerner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACRO INC.

By: /s/ Yami Tarsi

Yami Tarsi
President & CEO

Date: June 5, 2006